UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2011

BAKHU HOLDINGS CORP.
(Exact name of Registrant as specified in its Charter)

Nevada	333-153574	26-2608821
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Boblett Street - Unit A254,
Blaine, WA. 98230	105523
(Address Of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 7-902-512-6747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on February 28, 2011, Mr. Cho (Ray) Lun Fung was appointed to serve as an independent director of the Board of Directors of Bakhu Holdings Corp. Mr. Fung was appoint by a shareholders resolution that represents that majority of the shares of Bakhu Holdings Corp.

Mr. Fung is a seasoned international executive, who conducts business in Asia as well as the United States. In addition to his experience in international business management, Mr. Fung also has extensive experience in e-commerce and technology and software development. He has been involved in overseeing the implementation of numerous technologies in both the retail and wholesale sectors. Mr. Fung holds a B.B.A. degree in Management Information Systems from the University of Central Oklahoma. He has a involved in the development of software in both Asia and the United States. He brings a diverse skill set and welcomed business acumen to the Company.

Mr. Fung is currently not compensated for his role as an independent Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS CORP.

Date: March 7, 2011	By:	//s/ Mr. Cho (Ray) Lun Fung
	Name:	Mr. Cho (Ray) Lun Fung
	Title:	Director